Exhibit 5: Operating Results by Business Unit and Country in Ch$ millions
(Second Quarter)

		Second Quarter 2003								Second Quarter 2004

	Copper rod	Chile	Brazil	Argentina	Peru	Optical Fiber	Interco	Wire and Cable	Copper rod	Chile	Brazil	Argentina	Peru	Interco	Wire and Cable
Volume
Tons (Thrid parties)	2.491	1.574	5.561	0	268	2.310	0	12.204	3.656	2.277	6.475	414	2.830	0	15.652
Tons (Intercompany)	0	163	612	0	0	0	(775)	0	0	4	669	0	44	(717)	0
Tons (Total)	2.491	1.737	6.173	0	268	2.310	(775)	12.204	3.656	2.281	7.144	414	2.874	(717)	15.652
Kms.	0	0	0	3.285	0	0	0	3.285		0	0	0	0	0	0

Ch$ million
Revenues (Thrid parties)	3.161	5.191	13.049	145	535	6.202	0	28.283	7.002	8.083	19.237	1.166	10.621	0	46.109
Revenues (Intercompany)	0	414	1.128	0	0	13	(1.555)	0	0	307	1.788	23	95	(2.213)	0
Total revenues	3.161	5.605	14.177	145	535	6.215	(1.555)	28.283	7.002	8.390	21.025	1.189	10.716	(2.213)	46.109
COGS	(2.964)	(4.339)	(12.719)	(276)	(478)	(5.354)	1.473	(24.657)	(6.144)	(6.951)	(18.509)	(1.046)	(8.902)	2.019	(39.533)
Gross Income	197	1.266	1.458	(131)	57	861	(82)	3.626	858	1.439	2.516	143	1.814	(194)	6.576
Gross Margin	6,2%	22,6%	10,3%	-90,3%	10,7%	13,9%		12,8%	12,3%	17,2%	12,0%	12,0%	16,9%		14,3%
SG&A	(30)	(382)	(1.354)	(184)	(105)	(520)	(320)	(2.895)	(22)	(507)	(1.298)	(89)	(606)	(363)	(2.885)
Operating Income	167	884	104	(315)	(48)	341	(402)	731	836	932	1.218	54	1.208	(557)	3.691
Operating Margin	5,3%	15,8%	0,7%	-217,2%	-9,0%	5,5%		2,6%	11,9%	11,1%	5,8%	4,5%	11,3%		8,0%
EBITDA	169	1.285	1.035	(177)	(48)	615	(432)	2.447	838	1.310	2.154	53	1.475	(600)	5.230

	Chile	Argentina	Coin	-	-		Interco	Brass Mills	Chile	Argentina	Coin	-	-	Interco	Brass Mills
Tons (Thrid parties)	6.600	518	684				0	7.802	6.804	534	882			0	8.220
Tons (Intercompany)	521	0	14				(535)	0	584	113	(17)			(680)	0
Tons (Total)	7.121	518	698				(535)	7.802	7.388	647	865			(680)	8.220

Ch$ million
Revenues (Thrid parties)	11.834	1.045	1.592				0	14.471	16.759	1.518	2.681			0	20.958
Revenues (Intercompany)	998	0	118				(1.116)	0	2.474	307	138			(2.919)	0
Total revenues	12.832	1.045	1.710				(1.116)	14.471	19.233	1.825	2.819			(2.919)	20.958
COGS	(11.239)	(891)	(1.933)				1.096	(12.967)	(16.415)	(1.535)	(2.576)			2.989	(17.537)
Gross Income	1.593	154	(223)				(20)	1.504	2.818	290	243			70	3.421
Gross Margin	12,4%	14,7%	-13,0%					10,4%	14,7%	15,9%	8,6%				16,3%
SG&A	(386)	(145)	(210)				(60)	(801)	(545)	(154)	(195)			(80)	(974)
Operating Income	1.207	9	(433)				(80)	703	2.273	136	48			(10)	2.447
Operating Margin	9,4%	0,9%	-25,3%					4,9%	11,8%	7,5%	1,7%				11,7%
EBITDA	1.713	17	(329)				(53)	1.348	2.767	197	173			(67)	3.070

	Chile	Argentina	-	-	-		Interco	Flexible Packaging	Chile	Argentina	-	-	-	Interco	Flexible Packaging
Tons (Thrid parties)	2.734	1.141					0	3.875	2.976	1.210				0	4.186
Tons (Intercompany)	0	0					0	0	0	0				0	0
Tons (Total)	2.734	1.141					0	3.875	2.976	1.210				0	4.186

Ch$ million
Revenues (Thrid parties)	7.888	3.417					0	11.305	8.307	3.492				0	11.799
Revenues (Intercompany)	0	0					0	0	0	0				0	0
Total revenues	7.888	3.417					0	11.305	8.307	3.492				0	11.799
COGS	(6.785)	(2.957)					1	(9.741)	(6.736)	(2.954)				0	(9.690)
Gross Income	1.103	460					1	1.564	1.571	538				0	2.109
Gross Margin	14,0%	13,5%						13,8%	18,9%	15,4%					17,9%
SG&A	(528)	(185)					(101)	(814)	(625)	(186)				(88)	(899)
Operating Income	575	275					(100)	750	946	352				(88)	1.210
Operating Margin	7,3%	8,0%						6,6%	11,4%	10,1%					10,3%
EBITDA	866	537					(102)	1.301	1.250	595				(87)	1.758

								Aluminum Profiles							Aluminum Profiles
Tons (Thrid parties)								2.840							2.748
Tons (Intercompany)								0							0
Tons (Total)								2.840							2.748

Ch$ million
Revenues (Thrid parties)								8.298							7.424
Revenues (Intercompany)								0							0
Total revenues								8.298							7.424
COGS								(6.124)							(5.845)
Gross Income								2.174							1.579
Gross Margin								26,2%							21,3%
SG&A								(953)							(825)
Operating Income								1.221							754
Operating Margin								14,7%							10,2%
EBITDA								1.377							912

Última actualización 13/08/2004